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                                                                     EXHIBIT 5.1

                                  [Letterhead]



                                 August 9, 2005



Board of Directors
Stericycle, Inc.
28161 North Keith Drive
Deerfield, Illinois 60045

                             Re:    Registration Statement on Form S-8--
                                    2005 Incentive Stock Plan

Gentlemen:

         We have acted as counsel to Stericycle, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of 2,400,000 shares of the Company's common stock, par value $.01 per share (the "Shares"), to be issued upon the exercise of options and stock appreciation rights granted or to be granted under the Stericycle, Inc. 2005 Incentive Stock Plan (the "Plan").

         As such counsel, we have examined the Registration Statement, the Company's certificate of incorporation and bylaws, each as amended to date, minutes of meetings and records of proceedings of the Company's Board of Directors and stockholders, and such other matters of fact and questions of law as we have considered necessary to form the basis of our opinion.

         In the course of this examination, we have assumed the genuineness of all signatures, the authenticity of all documents and certificates submitted to us as originals by representatives of the Company, public officials and third parties, and the conformity to and authenticity of the originals of all documents and certificates submitted to us as copies.

         On the basis of our examination, we are of the opinion that the Company has duly authorized and reserved the Shares for issuance upon the exercise of options and stock appreciation rights granted or to be granted under the Plan and that, when issued upon the exercise and in accordance with the terms of options and stock appreciation rights granted or to be granted under the Plan (including, but not limited to, the terms of payment of the option or stock appreciation right price), the Shares will be will be validly issued, fully paid and non-assessable.



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         We consent to the use of our opinion as an exhibit to the Registration
Statement.


                                                     Very truly yours,

                                                     /s/ JOHNSON AND COLMAR

                                                     JOHNSON AND COLMAR




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